EXHIBIT 99.1
                                                                    ------------



[GRAPHIC OMITTED]                                                         Movado
[LOGO - MOVADO GROUP, INC.]
                                                                         Concord

                                                                     Coach Watch

                                                          Tommy Hilfiger Watches



APPROVED BY:      Rick Cote
                  Executive Vice President and
                  Chief Operating Officer
                  201-267-8000

    CONTACT:      Investor Relations:
                  Suzanne Michalek
                  Director of Corporate Communications
                  201-267-8000

                  Financial Dynamics
                  Investor Relations: Melissa Myron
                  Press: Stephanie Sampiere
                  212-850-5600

FOR IMMEDIATE RELEASE
================================================================================

                   MOVADO GROUP, INC. ANNOUNCES SECOND QUARTER
                             AND FIRST HALF RESULTS
              ~ COMPANY POSTS Q2 EPS OF $0.46 VS. EPS OF $0.44 LY ~
                    ~ FIRST HALF NET INCOME INCREASES 15.8% ~

         PARAMUS, NJ - SEPTEMBER 4, 2003 -- MOVADO GROUP, INC. (NYSE: MOV), today announced second quarter fiscal 2004 results for the period ended July 31, 2003.

SECOND QUARTER FISCAL 2004
--------------------------
     o Net sales increased 6.0% to $76.5 million compared to net sales of $72.2 million last year. On a constant dollar basis, sales increased 4.4%.

     o Comparable store sales increased 26.5% at the Company's Movado boutiques.

     o   Gross margin increased to 61.7% from 61.4% in the year-ago period.

     o Operating profit increased 3.1% to $8.8 million versus $8.5 million last year.

     o Net income increased 7.1% to $5.8 million compared to $5.4 million last year.

     o Earnings per diluted share increased 4.5% to $0.46 from $0.44 last year, with a 2.6% increase in diluted shares outstanding.

SIX-MONTH RESULTS
-----------------
     o Net sales increased 5.6% to a record $136.7 million versus $129.5 million last year. On a constant dollar basis, sales increased 3.6%.

     o Comparable store sales increased 25.7% at the Company's Movado boutiques.

     o   Gross margin remained strong at 61.2%.

                                    - more -

     o   Operating profit increased 8.5% to $10.8 million.

     o Net income increased 15.8% to $6.6 million, or $0.53 per fully diluted share, compared to net income of $5.7 million, or $0.47 per fully diluted share, in the comparable period last year.

         Efraim Grinberg, President and Chief Executive Officer, stated, "We are pleased with our performance in the second quarter, as top and bottom line results slightly exceeded our expectations. During the quarter, we continued to deliver excitement to the marketplace with innovative new products and compelling advertising campaigns. Sales were primarily driven by the domestic growth of our Movado brand, international expansion of the Tommy Hilfiger watch business and strong sales of our Coach watch brand. We also continue to build upon the Movado image as we evolve into a lifestyle brand through our boutique retail strategy."

         Rick Cote, Executive Vice President and Chief Operating Officer, commented, "As we highlighted earlier this year, our operating structure is efficient and our balance sheet is strong, allowing us to focus on driving top-line growth through appropriate investments in our brands, inventory and infrastructure. Both our retail customers and core brands - Movado, Concord, ESQ and Coach - will benefit from strong advertising along with increased selling support and training. We are also appropriately investing in our accelerated growth initiatives, as we expand our Tommy Hilfiger business geographically and increase the number of Movado boutiques."

         Mr. Grinberg concluded, "As we enter the second half of this year, we believe our company is poised for growth. We continue to invest in our most important assets - our brands - with innovative products such as the new Movado automatic museum watch being introduced this fall, enhanced marketing programs and powerful advertising campaigns including national television advertising this holiday season. Initiatives such as these will enable us to continue to introduce excitement and newness to the marketplace."

         The Company continues to estimate diluted earnings per share for the full year to range between $1.75 and $1.78.

         The Company's management will host a conference call today, September 4, 2003 at 10:00 a.m. Eastern Time. A live broadcast of the call will be available on the Company's website: www.movadogroupinc.com. This call will be archived online within one hour of the completion of the conference call.

         Movado Group, Inc. designs, manufactures, and distributes Movado, Concord, ESQ, Coach and Tommy Hilfiger watches worldwide, and operates Movado boutiques and Company stores in the United States.


THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FUTURE PERFORMANCE OF MOVADO GROUP THAT INVOLVE RISKS AND UNCERTAINTIES. MOVADO'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED OR INDICATED BY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE COMPANY'S ABILITY TO SUCCESSFULLY INTRODUCE AND SELL NEW PRODUCTS, CHANGES IN CONSUMER DEMAND FOR THE COMPANY'S PRODUCTS, RISKS RELATING TO THE RETAIL INDUSTRY, IMPORT RESTRICTIONS, COMPETITION, SEASONALITY AND OTHER FACTORS DISCUSSED IN MOVADO'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               (Tables to Follow)

                               MOVADO GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                                   THREE MONTHS ENDED             SIX MONTHS ENDED
                                                         JULY 31,                     JULY 31,
                                            -----------------------------   ---------------------------
                                                   2003          2002           2003            2002
                                                   ----          ----           ----            ----
Net sales                                         $76,545       $ 72,244       $136,715       $129,515

Cost of sales                                      29,306         27,871         53,036         49,963
                                            --------------   ------------   ------------    -----------

Gross profit                                       47,239         44,373         83,679         79,552


Selling, general and administrative expenses       38,426         35,825         72,894         69,616
                                            --------------   ------------   ------------    -----------

Operating profit                                    8,813          8,548         10,785          9,936

Interest expense                                      825          1,087          1,608          2,014
                                            --------------   ------------   ------------    -----------

Income before taxes                                 7,988          7,461          9,177          7,922

Income tax                                          2,237          2,089          2,570          2,218
                                            --------------   ------------   ------------    -----------

Net income                                        $ 5,751       $  5,372       $  6,607       $  5,704
                                            ==============   ============   ============    ===========

Net income per share                              $$ 0.46       $   0.44       $   0.53       $   0.47
Shares used in per share computation               12,570         12,248         12,453         12,194

                               MOVADO GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)
                                   (Unaudited)

                                                              JULY 31,        JANUARY 31,    JULY 31,
                                                                2003           2003            2002
                                                                ----           ----            ----
ASSETS
------

      Cash and cash equivalents                                 $ 47,737       $ 38,365       $ 29,355
      Trade receivables, net                                      99,192         94,438        102,120
      Inventories                                                125,325        111,736        119,858
      Other                                                       24,114         36,646         32,970
                                                             ------------   ------------    -----------
          Total current assets                                   296,368        281,185        284,303
                                                             ------------   ------------    -----------

      Property, plant and equipment, net                          39,127         39,939         38,250
      Other assets                                                26,284         24,030         26,171
                                                             ------------   ------------    -----------
                                                                $361,779       $345,154       $348,724
                                                             ============   ============    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

      Loans payable to banks                                     $14,000             $0        $32,000
      Current portion of long-term debt                            5,000              0          5,000
      Accounts payable                                            21,836         22,712         22,037
      Accrued liabilities                                         23,812         22,735         24,639
      Deferred and current taxes payable                          14,962         16,318         12,851
                                                             ------------   ------------    -----------
          Total current liabilities                               79,610         61,765         96,527
                                                             ------------   ------------    -----------

       Long-term debt                                             30,000         35,000         35,000
       Deferred and non-current income taxes                       2,835          4,229          1,708
       Other liabilities                                           9,568          7,948          7,844
       Shareholders' equity                                      239,766        236,212        207,645
                                                             ------------   ------------    -----------
                                                                $361,779       $345,154       $348,724
                                                             ============   ============    ===========